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                                                               EXHIBIT 24.2



The Board of Directors
United Merchandising Corp.:


We consent to the use of our reports included herein and to the reference to our Firm under the heading "Experts" in the prospectus.


KPMG Peat Marwick LLP


Los Angeles, California
April 29, 1997